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                                                                   EXHIBIT 23.5

                           PAINEWEBBER INCORPORATED

                                 U.S. CONSENT

  PaineWebber Incorporated ("PaineWebber") hereby consents to the inclusion in the Prospectus-Proxy Statement of Elan Corporation, plc, and Athena Neurosciences, Inc., filed as a part of this Registration Statement on Form F-4 of Elan Corporation, plc, of its opinion dated March 17, 1996 and to the references made to PaineWebber in the "Summary" and "Opinion of Athena's Financial Advisor" sections of such Prospectus-Proxy Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          PAINEWEBBER INCORPORATED

                                                   Stelios Papadopoulos
                                                     Managing Director

May 15, 1996